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SEC TRUSTEE OPINION                                       LAWYERS

30 MAY 2002                                               Levels 22-35
                                                          No.1 O'Connell Street
                                                          Sydney  NSW  2000
                                                          Australia

Macquarie Securitisation Limited                          PO Box H3
Level 23                                                  Australia Square
20 Bond Street                                            Sydney  NSW  1215
Sydney  NSW  2000                                         DX 370 Sydney

                                                          Tel  + 61 2 9353 4000
                                                          Fax  + 61 2 8220 6700
                                                          www.claytonutz.com

                                                          SYDNEY O  MELBOURNE
                                                          BRISBANE O  PERTH
                                                          CANBERRA O  DARWIN

                                                          OUR REFERENCE
                                                          166/11357/21719553
Dear Sirs
                                                          PARTNER
PUMA GLOBAL TRUST NO. 2 REGISTRATION STATEMENT            N Lewis

We have acted as Australian legal advisors to Macquarie Securitisation Limited (the "MANAGER") and Macquarie Bank Limited in connection with the offering of the PUMA Global Trust No. 2 Mortgage-Backed Floating Rate Notes, Class A ("NOTES") by Perpetual Trustees Australia Limited (the "ISSUER TRUSTEE") as trustee of the PUMA Global Trust No. 2 (the "TRUST") to be constituted under the Consolidated PUMA Trust Deed and the Sub-Fund Notice between the Issuer Trustee and the Manager. The Notes are being registered pursuant to the Securities Act of 1933, as amended ("ACT") by means of a Registration Statement of the Manager on Form S-11 (the "REGISTRATION STATEMENT"). The Notes will be offered pursuant to the prospectus which will be filed with the Securities and Exchange Commission pursuant to Rule 424 under the Act ("PROSPECTUS").

Definitions in the Prospectus apply in this opinion but "Relevant Jurisdiction" means the Commonwealth of Australia, New South Wales, Victoria and the Australian Capital Territory. No assumption or qualification in this opinion limits any other assumption or qualification in it. A reference to Documents is a reference to the documents listed in paragraphs 1 (a) to (d) inclusive.


1.        DOCUMENTS

          We have examined and relied upon the accuracy and completeness of the following documents:

          (a) the Consolidated PUMA Trust Deed (as amended) (attached as an exhibit to the Registration Statement);

          (b) a draft of the Sub-Fund Notice for the Trust (attached as an exhibit to the Registration Statement);

          (c) a draft of the Note Trust Deed for the Trust (attached as an exhibit to the Registration Statement);

          (d) a draft of the Agency Agreement for the Trust (attached as an exhibit to the Registration Statement); and

          (e)  a certified copy of the constitution of the Issuer Trustee;

          (f) certificates from authorised officers of the Issuer Trustee and the Manager as to, amongst other things, the due authorisation by the Issuer Trustee and the Manager of the Documents; and



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          (g)  such other documents as we consider necessary to render this opinion.


2.        ASSUMPTIONS

          For the purposes of giving this opinion, we have assumed:

          (a) where a document has been submitted to us in draft form it will be executed substantially in the form of that draft;

          (b) that the Documents will be (or, in the case of the original deed and deeds of amendment comprising the Consolidated PUMA Trust Deed, have been) duly executed by duly authorised signatories and will be duly authorised by the parties to them and do or will constitute valid and binding obligations of all the parties to them enforceable against each such party in accordance with their terms under all relevant laws including the laws of the Relevant Jurisdictions, provided that this assumption is not made with respect to:

               (i) the due authorisation of the Documents by the Issuer Trustee or the Manager; or

               (ii) whether the Documents do or will constitute valid, binding and enforceable obligations of the Issuer Trustee or the Manager;

          (c) that the Notes will be issued and sold by the Issuer Trustee as described in the Documents and the Registration Statement;

          (d) that the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Documents;

          (e) that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible, ineffective or illegal under the law of that jurisdiction and that no law of such a jurisdiction will affect any conclusions stated below;

          (f) that the Documents will be duly delivered where required by their terms;

          (g) that no transaction in connection with or contemplated by the Documents constitutes an unfair preference, an uncommercial transaction, an insolvent transaction or an unfair loan within the meaning of sections 588FA, 588FB, 588FC or 588FD respectively of the Corporations Act 2001 (Cth) ("CORPORATIONS ACT");

          (h) that the Issuer Trustee will enter into the Documents (other than the Trust Deed and the Sub-Fund Notice) in its capacity as trustee of, and for the purposes of, the Trust and for the benefit of the beneficiaries of the Trust;

          (i) that the officers and agents of the Issuer Trustee will properly perform their duties to the Issuer Trustee and we note that, under section 129(4) of the Corporations Act, you may make this assumption unless you know or ought to know that the assumption is incorrect;

          (j) that the Issuer Trustee will not exercise its powers under the Documents to release, abandon or restrict any power conferred on it by the Trust Deed;

          (k)  no action will be taken to terminate the Trust;

          (l) that the Issuer Trustee (in its capacity as trustee of the Trust) is able to pay all its


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               debts, as and when they become due and payable, at the time
               Documents are entered into, or any act is done, or any omission is made, for the purpose of giving effect to a transaction under any Document, that the Issuer Trustee does not become unable to pay any of its debts as and when they become due and payable, as a result of any such act or event and that the Issuer Trustee has not passed a voluntary winding-up resolution, no petition has been presented to or order made by a Court for winding-up the Issuer Trustee and no receiver or administrator has been appointed in connection with the Issuer Trustee (and we note that the searches that we have undertaken did not disclose that any proceeding relating to the winding-up, receivership, insolvency, administration or liquidation of the Issuer Trustee has been filed with the Australian Securities and Investments Commission (however, you should be aware that such records are not necessarily accurate or up to date));

          (m) that, except to the extent that the relevant representation and warranty is the subject of an opinion in paragraph 4, the representations and warranties made by the Issuer Trustee in each Document are correct in all respects at all times; and

          (n) there have been and will be no written, oral or other arrangements, agreements or understandings under which the terms of any of the obligations under the Documents have been or will be in whole or part varied or waived, whether conditionally or unconditionally.


3.        QUALIFICATIONS

          Our opinion is subject to the following qualifications:

          (a) we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular, we express no opinion as to the Federal or State laws of the United States;

          (b) the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws or a specific order obtained under laws (including, without limitation, laws relating to penalties, restitution, bankruptcy, insolvency, liquidation, receivership, administration, reorganisation, reconstruction, moratoria and court schemes) and defences generally affecting creditors' rights;

          (c) the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

          (d) a provision that a statement, opinion, determination or other matter is final and conclusive does not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

          (e) the laws of the Relevant Jurisdictions may require that discretions are exercised and parties act reasonably and opinions are based on reasonable grounds;

          (f) the question whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

          (g) an indemnity for legal costs or against liability for breach of any law may be unenforceable;

          (h)  we express no opinion as to:


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              (i)   provisions precluding oral amendments or waivers;

              (ii) whether a court would determine that any particular exercise by the Issuer Trustee of its powers under the Trust Deed and the Sub-Fund Notice relating to the Trust is for the benefit of beneficiaries of the Trust;

              (iii) whether a judgment for a monetary amount would be given in a currency other than Australian dollars, although recent decisions of English Courts allowing judgments in a foreign currency have been followed in the Courts of New South Wales; and

              (iv) except as otherwise expressly stated in this opinion, the date on which a conversion from foreign currency would be made for the purpose of enforcing a judgment;

              (v) the enforceability of any obligations to negotiate in good faith or similar;

          (i) court proceedings may be stayed if the subject of the proceedings is current before a court;

          (j) a document may not be admissible in court proceedings unless applicable stamp duty has been paid;

          (k) in order to enforce a foreign judgment in the Relevant Jurisdictions it may be necessary to establish that the judgment is for a fixed or certain sum of money and is not in the nature of a penalty or revenue debt and, if raised by the judgment debtor, it may be necessary to establish that:

              (i) the judgment debtor (or its duly appointed agent) received actual notice of the proceedings in sufficient time to contest the proceedings;

              (ii) the judgment was not obtained by fraud or duress or in a manner contrary to natural justice or public policy in the Relevant Jurisdictions; and

              (iii) the subject matter of the proceedings giving rise to the judgment was not immovable property situated outside the Relevant Jurisdictions;

          (l) under the Banking (Foreign Exchange) Regulations 1959, the approval of the Reserve Bank of Australia must be obtained with respect to certain payments to, or transactions in relation to, a person or entity prescribed from time to time under those Regulations (such persons and entities presently include, amongst others, the Government of Iraq, the Government of Libya, specified Yugoslavian entities, UNITA, the Taliban, the Al-Qaida organisation and certain related entities and persons);

          (m) under the Charter of United Nations (Anti-Terrorism Measures) Regulations 2001, the approval of the Minister for Foreign Affairs, or a person authorised by the Minister, is required with respect to certain payments and actions in relation to an asset prescribed under, or which is owned or controlled directly or indirectly by a person or entity prescribed under, those Regulations or is an asset derived or generated from such assets;

          (n) claims may become barred under statutes imposing limited periods within which suits, actions or proceedings can be brought or may be or become subject to defences of set-off, abatement or counterclaim;


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          (o)  enforcement of the obligations of the Issuer Trustee is subject to the general common law doctrines of estoppel and frustration and the provisions of the Trade Practices Act (1974) (Commonwealth) and any other statutes relating to misleading and deceptive conduct by the person enforcing the obligations which may preclude, limit or affect the ability to enforce against the Issuer Trustee its obligations under the Documents and in respect of the Notes; and

          (p) the Commissioner of Taxation has the power pursuant to section 255 of the Income Tax Assessment Act 1936 (Cth) and section 260-5 of Schedule 1 to the Tax Administration Act 1953 (Cth) (and had the power under previous similar sections) to issue a notice or direction in certain circumstances requiring that payments that would otherwise be made to, or money that is held or controlled for, a person who has or will have amounts of tax or related liabilities due, be paid to the Commissioner on account of such tax or liabilities.


4.        OPINION

          Based on the foregoing, and subject to the assumptions and the qualifications set out above and on the basis of the searches of publicly available information that we have conducted, we are of the opinion that the:

          (a) obligations of the Issuer Trustee under each Document will be valid, binding and (subject to the terms of the Document) enforceable upon due execution and delivery of each Document in accordance with their terms; and

          (b) Notes, when duly executed, duly authenticated, delivered and sold as contemplated in the Registration Statement, will be legally issued, fully paid, non-assessable and binding obligations of the Issuer Trustee enforceable in accordance with their terms.

          The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation, see paragraphs 3(b), (c) and (d). The expression "non-assessable" means not assessable with any tax, levy, duty or other charge, the non-payment of which would render the Notes unenforceable and does not refer to any requirement to deduct withholding tax on payments under the Notes (as to which see our opinion dated today's date in relation to certain tax matters filed as an exhibit to the Registration Statement).

5.        CONSENT

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In addition, for the purposes of issuing their opinion dated on or about the date of this letter in relation to the Notes (the "MB OPINION") and filing the MB Opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement, Mayer, Brown, Rowe & Maw may:

          (a) rely on this opinion (subject to the assumptions and qualifications contained herein) as if such opinion were addressed to them; and

          (b)  refer to this opinion in the MB Opinion.

          This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

          This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00am local time on the date of this letter.



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Yours faithfully
CLAYTON UTZ




/s/ Ninian Lewis

NINIAN LEWIS
PARTNER
9353 4801
nlewis@claytonutz.com


























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